Exhibit 99.1

Statement from Bank of America Home Loans

“Bank of America has extended our review of foreclosure documents to all fifty states. We will stop foreclosure sales until our assessment has been satisfactorily completed. Our ongoing assessment shows the basis for our past foreclosure decisions is accurate. We continue to serve the interests of our customers, investors and communities. Providing solutions for distressed homeowners remains our primary focus.”

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Reporters May Contact:

Bank of America Home Loans, 1.800.796.8448

pressroom@bankofamerica.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Bank of America Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.